UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 11, 2015 (March 10, 2015)

Lattice Semiconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 N. E Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices) (Zip Code)

(503) 268-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As contemplated by the Amended and Restated Commitment Letter, dated February 9, 2015, from Jefferies Finance LLC, HSBC Securities (USA) Inc. and HSBC Bank USA, N.A. to Lattice Semiconductor Corporation (“Lattice Semiconductor”), on March 10, 2015, Lattice Semiconductor entered into a secured Credit Agreement with Jefferies Finance LLC, as administrative agent, and various lenders, providing for a total of $350,000,000 in financing, consisting of term loans. The proceeds of the term loans incurred by Lattice Semiconductor on March 10, 2015 were used to finance, in part, the acquisition of Silicon Image, Inc. pursuant to the Merger Agreement (as defined below). Lattice Semiconductor’s obligations under the Credit Agreement are guaranteed by each of its direct U.S. subsidiaries and certain other subsidiaries.

Loans under the Credit Agreement bear interest at an annual rate, at Lattice Semiconductor’s option, of either (a) the Applicable Margin plus the highest of (i) the Prime Lending Rate at such time, (ii) 1/2 of 1% per annum in excess of the overnight Federal Funds Rate at such time, (iii) the LIBO Rate for a LIBOR Loan denominated in U.S. Dollars with a one-month interest period commencing on such day plus 1.00% and (iv) 2.00% per annum (the “Base Rate”); or (b) the Applicable Margin plus the higher of (i) (x) the rate per annum equal to the arithmetic mean (rounded to the nearest 1/100th of 1%) of the offered rates for deposits in U.S. Dollars with a term comparable to such Interest Period that appears on Reuters Screen LIBOR01 divided by (y) 1 minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D) and (ii) 1.00% per annum (the “LIBO Rate”). The “Applicable Margin” is a percentage per annum equal to (i) in the case of Base Rate Loans, 3.25% and (ii) in the case of LIBOR Loans, 4.25%.

The Credit Agreement contains customary affirmative and negative covenants, including limitations on liens, mergers and consolidations, sales of assets, payment of dividends and indebtedness.

The loans mature in March 2021. Lattice Semiconductor must make $875,000 quarterly amortization payments and also apply certain excess cash flows as prepayment of the loans. Lattice Semiconductor may repay loans under the Credit Agreement at any time without premium or penalty, other than during the first 12 months of the loan. Once repaid, term loans may not be reborrowed.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Credit Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Lattice Semiconductor. In particular, the assertions embodied in the representations and warranties contained in the Credit Agreement are qualified by information in confidential disclosure schedules provided by Lattice Semiconductor in connection with the signing of the Credit Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Credit Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on January 26, 2015, Lattice Semiconductor, a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Lattice Semiconductor, Cayabyab Merger Company, a Delaware corporation and a wholly owned subsidiary of Lattice Semiconductor (“Purchaser”), and Silicon Image, Inc., a Delaware corporation (“Silicon Image”). In accordance with the terms of the Merger Agreement, on February 9, 2015, Purchaser commenced a cash tender offer (the “Offer”) to acquire all of the issued and outstanding shares of common stock, par value $0.001 per share, of Silicon Image (the “Shares”) for $7.30 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any applicable tax withholding, upon the terms and subject to the conditions set forth in the Offer to Purchase dated February 9, 2015 (as amended or supplemented, the “Offer to Purchase”) and in the related Letter of Transmittal (as amended or supplemented, the “Letter of Transmittal”).

The Offer expired at 12:00 midnight, New York City time, at the end of the day on March 9, 2015. Lattice Semiconductor and Purchaser were advised by Computershare Trust Company, N.A., the depositary for the Offer (the “Depositary”), that, as of the expiration of the Offer, a total of 64,379,310 Shares had been validly tendered into and not withdrawn pursuant to the Offer, representing approximately 81.6% of the outstanding Shares as of 12:00 midnight, New York City time, at the end of the day on March 9, 2015. Additionally, the Depositary advised Lattice Semiconductor and the Purchaser that an additional 1,931,865 Shares had been tendered by notice of guaranteed delivery, representing approximately 2.4% of the outstanding Shares at such time. The Purchaser has accepted for payment all Shares validly tendered pursuant to the Offer and not properly withdrawn. Payment for such Shares has been made to Computershare Trust Company, N.A., the depositary for the Offer, which will transmit payments to tendering stockholders in accordance with the terms of the Offer.

On March 10, 2015, following acceptance of the tendered Shares, Purchaser merged with and into Silicon Image pursuant to Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”), with Silicon Image surviving as a wholly owned subsidiary of Lattice Semiconductor (the “Merger”). At the effective time of the Merger (the “Effective Time”), each Share issued and outstanding immediately prior to the Effective Time and not tendered pursuant to the Offer (other than (i) Shares held by Silicon Image or Lattice Semiconductor or any of their respective subsidiaries and (ii) Shares owned by Silicon Image stockholders who properly perfect their statutory appraisal rights under Delaware law) was cancelled and automatically converted into the right to receive an amount equal to the Offer Price, net to the holder in cash, without interest and less any applicable tax withholding.

Lattice Semiconductor paid, in the form of cash and assumed equity awards, a total of approximately $606.6 million in the Offer and Merger, and funded the payments required to complete the Offer and the Merger with $350 million of new debt financing and cash on hand.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by Lattice Semiconductor on January 27, 2015, which is incorporated herein by reference.

Item 8.01	Other Events.

On March 10, 2015, Lattice Semiconductor issued a press release announcing the expiration and results of the Offer and the completion of the Merger. Such press release included as Exhibit 99.1 hereto was filed as Exhibit (a)(5)(J) to Lattice Semiconductor’s Amendment No. 3 to the Tender Offer Statement on Schedule TO filed by Lattice Semiconductor and Purchaser on March 10, 2015 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Lattice Semiconductor intends to file historical financial information required by this Item 9.01(a) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(b)	Pro forma financial information.

Lattice Semiconductor intends to file pro forma financial information required by this Item 9.01(b) under the cover of an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Form 8-K was required to be filed.

(d)	Exhibits.

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger, dated January 26, 2015, by and among Lattice Semiconductor Corporation, Cayabyab Merger Company and Silicon Image, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Lattice Semiconductor on January 27, 2015).

10.1	Credit Agreement among Lattice Semiconductor Corporation, the Subsidiary Guarantors from time to time party thereto, the various Lenders from time to time party thereto, Jefferies Finance LLC as Administrative Agent, Jefferies Finance LLC and HSBC Securities (USA) Inc. as lead arrangers and book runners, Jefferies Finance LLC as syndication agent and HSBC Securities (USA) Inc. and ING Capital LLC as co-documentation agents.

99.1	Press Release of Lattice Semiconductor dated March 10, 2015 (incorporated by reference to Exhibit (a)(5)(J) to Lattice Semiconductor’s Amendment No. 3 to the Tender Offer Statement on Schedule TO, filed on March 10, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: March 11, 2015	By:	/s/ Byron W. Milstead
	Name:	Byron W. Milstead
	Title:	Corporate Vice President and General Counsel

[Signature Page to 8-K (Closing of Merger)]

EXHIBIT INDEX

Exhibit Number	Description of Document

2.1	Agreement and Plan of Merger, dated January 26, 2015, by and among Lattice Semiconductor Corporation, Cayabyab Merger Company and Silicon Image, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Lattice Semiconductor on January 27, 2015).

10.1	Credit Agreement among Lattice Semiconductor Corporation, the Subsidiary Guarantors from time to time party thereto, the various Lenders from time to time party thereto, Jefferies Finance LLC as Administrative Agent, Jefferies Finance LLC and HSBC Securities (USA) Inc. as lead arrangers and book runners, Jefferies Finance LLC as syndication agent and HSBC Securities (USA) Inc. and ING Capital LLC as co-documentation agents.

99.1	Press Release of Lattice Semiconductor dated March 10, 2015 (incorporated by reference to Exhibit (a)(5)(J) to Lattice Semiconductor’s Amendment No. 3 to the Tender Offer Statement on Schedule TO, filed on March 10, 2015).